                                                                      Exhibit 11



                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS



                                            1996        1995
                                            ----        ----
Primary Earnings Per Share

Net Income                               ($953,684)  ($512,716)

Shares:
Weighted Average Common
Shares Outstanding                       2,983,620   2,364,983

Effect of Shares Issuable Upon Exercise
of Warrants                                      0      16,998

Effect of Shares Issuable Upon Exercise
of Options                                       0     456,000

Adjusted Common Shares and Equivalents   2,983,620   2,837,981

Earnings Per Share - Primary                ($0.32)     ($0.13)

Fully Diluted Earnings per Share:

Net Income                               ($953,684)  ($512,716)

Shares:
Weighted Average Common
Shares Outstanding                       2,983,620   2,364,983

Effect of Shares Issuable Upon
Exercise of Warrants                             0      16,998

Effect of Shares Issuable Upon Exercise
of Options                                       0     456,000

Adjusted Common Shares and Equivalents   2,983,620   2,837,981

Earnings Per Share - Fully Diluted          ($0.32)     ($0.13)
